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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------
                                    Form 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 21, 2001


                        Commission file number: 000-21729
                               The viaLink Company
                         (Name of Issuer in its Charter)

                Delaware                                    73-1247666
      (State of Other Jurisdiction                      (I.R.S. Employer
     Incorporation or Organization)                    Identification No.)


      13155 Noel Road, Suite 800
            Dallas, Texas                                     75240
    (Address of Principal Executive                         (Zip Code)
              Offices)


                   Company's Telephone Number: (972) 934-5500



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Item 5. Other Events and Regulation FD Disclosure


Press release:

        VIALINK REDUCES STAFF AND EXPENSES IN ANTICIPATION OF FINANCING


DALLAS, TEXAS - AUGUST 20, 2001 - The viaLink Company (Nasdaq: VLNK), the leading provider of data synchronization services to the food, retail and foodservice industries, today announced further staff and expense reductions designed to enhance its capital-raising opportunities and focus on existing growth opportunities.

The reductions, which are in addition to the $8 million in annualized savings previously announced, include workforce and salary cuts that reduce payroll costs by 50 percent, and additional expense reductions. As a result of these changes, viaLink expects to have gross cash operating expenses of approximately $1 million per month (excluding non-cash items), compared to average gross cash operating expenses of $2.4 million per month for the first six months of this year.

"This is the right decision for viaLink because it supports our continued growth while improving our ability to reach cash flow breakeven in the near term," said Lewis B. "Bucky" Kilbourne, viaLink's chairman and chief executive officer. "We believe there will be no impact on current customer operations from these reductions, which primarily affect our investment and resource commitment to advanced technology solutions."

The following actions are effective immediately:

o    the company has reduced its workforce by approximately 45 percent;

o    executive officers have taken an additional salary reduction;

o    all remaining salaried employees have received salary reductions; and,

o operating expenses including travel, administrative and vendor service costs have been reduced significantly.

"We are confident about our growth opportunities going forward, and believe that these changes will help attract additional long term investors," Kilbourne added.

The viaLink Company (Nasdaq: VLNK) is a leading supply chain management company providing business-to-business electronic commerce services that enable bricks and mortar companies to manage their highly complex supply chain information. viaLink's core service, syncLink(SM), allows manufacturers, wholesalers, distributors, sales agencies (food brokers), retailers and foodservice operators to communicate and synchronize item, price and promotion information in a more cost-effective and accessible way than has been possible using traditional electronic and paper-based methods. The viaLink Partner Package is a suite of advanced e-commerce services, which give trading partners visibility into product movement through the supply chain and enable more collaborative business processes. These services include clearLink(SM), promoLink(SM), honor check-in and sbtLink(SM). For more information, visit viaLink's website: www.vialink.com.

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This release contains forward-looking statements that involve risks and uncertainties. The viaLink Company resembles a development stage company, which has commenced its planned operations but is only beginning to generate significant revenue. Risk factors affecting our business have been detailed in viaLink's filings with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             The viaLink Company

   8-21-01                (Date)             /s/ WILLIAM P. CREASMAN
--------------------------                   -----------------------------------
                                             William P. Creasman
                                             Vice President, Chief Financial
                                             Officer, General Counsel and
                                             Secretary